UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 31, 2008 (January 27, 2008)

GLOBAL BPO SERVICES CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33739	26-0420454
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

125 High Street, 30th Floor, Boston, Massachusetts	02110
(Address of Principal Executive Offices)	(Postal Code)

Registrant’s telephone number, including area code: (617) 517-5232

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

GLOBAL BPO SERVICES CORP. (“GBPO”) INTENDS TO FILE WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) A PRELIMINARY PROXY STATEMENT IN CONNECTION WITH THE PROPOSED MERGER DESCRIBED HEREIN AND TO MAIL A DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS TO GBPO STOCKHOLDERS. STOCKHOLDERS OF GBPO ARE ADVISED TO READ, WHEN AVAILABLE, GBPO’S PRELIMINARY PROXY STATEMENT, AND AMENDMENTS THERETO, AND DEFINITIVE PROXY STATEMENT IN CONNECTION WITH GBPO’S SOLICITATION OF PROXIES FOR THE SPECIAL MEETING TO BE HELD TO APPROVE THE PROPOSED MERGER BECAUSE THE PROXY STATEMENT WILL CONTAIN IMPORTANT INFORMATION ABOUT GBPO, STREAM HOLDINGS CORPORATION AND THE PROPOSED MERGER. THE DEFINITIVE PROXY STATEMENT WILL BE MAILED TO STOCKHOLDERS AS OF A RECORD DATE TO BE ESTABLISHED FOR VOTING ON THE PROPOSED MERGER. STOCKHOLDERS WILL ALSO BE ABLE TO OBTAIN A COPY OF THE PROXY STATEMENT, WITHOUT CHARGE, ONCE AVAILABLE, AT THE SEC’S INTERNET SITE AT HTTP://WWW.SEC.GOV OR BY DIRECTING A REQUEST TO: GLOBAL BPO SERVICES CORP., 125 HIGH STREET, 30TH FLOOR, BOSTON, MASSACHUSETTS 02110.

GBPO AND ITS DIRECTORS AND OFFICERS MAY BE DEEMED PARTICIPANTS IN THE SOLICITATION OF PROXIES FROM GBPO’S STOCKHOLDERS. A LIST OF THE NAMES OF THOSE DIRECTORS AND OFFICERS AND DESCRIPTIONS OF THEIR INTERESTS IN GBPO IS CONTAINED IN GBPO’S PROSPECTUS DATED OCTOBER 17, 2007, WHICH IS FILED WITH THE SEC, AND WILL ALSO BE CONTAINED IN GBPO’S PROXY STATEMENT WHEN IT BECOMES AVAILABLE. GBPO’S STOCKHOLDERS MAY OBTAIN ADDITIONAL INFORMATION ABOUT THE INTERESTS OF ITS DIRECTORS AND OFFICERS IN THE PROPOSED MERGER BY READING GBPO’S PROXY STATEMENT WHEN IT BECOMES AVAILABLE.

Item 1.01. Entry into a Material Definitive Agreement

General

On January 27, 2008, Global BPO Services Corp. (“GBPO”) entered into an Agreement and Plan of Merger (“Merger Agreement”) with River Acquisition Subsidiary Corp., a Delaware corporation and wholly owned subsidiary of GBPO (“River”), and Stream Holdings Corporation, a Delaware corporation (“Stream”). At the closing of the transactions contemplated by the Merger Agreement, River will be merged into Stream (the “merger”), with Stream being the surviving corporation and becoming a wholly owned subsidiary of GBPO.

The following is a summary of the material terms of the Merger Agreement, a copy of which is attached as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference. This summary is qualified in its entirety by reference to the Merger Agreement.

Merger Consideration

The purchase price to be paid by GBPO pursuant to the Merger Agreement, as more fully described below, is approximately $225.8 million, subject to certain adjustments, which will be paid to stockholders and optionholders as follows: (a) a minimum of 1,812,500 units and a maximum of 2,148,148 units of GBPO (the “Merger Units”), each consisting of a share of GBPO’s common stock and a warrant to purchase a share of GBPO’s common stock at a purchase price of $6.00 per share, based upon the average closing price of a GBPO unit on the American Stock Exchange for the thirty-day period ending three business days prior to the closing of the merger; and (b) an amount of cash equal to $211.3 million, less the amount of Stream’s indebtedness at the closing (anticipated to be approximately $72.2 million, including approximately $7.2 million in respect of capital leases) and Stream’s transaction expenses, subject to a working capital adjustment and various other purchase price adjustments. The purchase price is subject to possible increase as follows: (i) an increase of $5.0 million in the cash consideration in the event that (A) the closing date of the merger is after July 31, 2008 (subject to extension in specified circumstances), (B) Stream’s EBITDA (as defined in the Merger Agreement) for the seven months ended July 31, 2008 exceeds $15,045,000, and (C) Stream’s revenue for the seven months ended July 31, 2008 exceeds $268,949,000, (ii) an additional increase of $5.0 million in the cash consideration in the event that (A) the closing date of the merger is after August 31, 2008 (subject to extension in specified circumstances), (B) Stream’s EBITDA (as defined in the Merger Agreement) for the eight months ended August 31, 2008 exceeds $17,499,000, and (C) Stream’s revenues for the eight months ended August 31, 2008 exceeds $309,041,000, (iii) an additional increase of $10.0 million in the cash consideration in the event that (A) the closing date for the merger is after September 30, 2008 (subject to extension in specified circumstances), (B) Stream’s EBITDA (as defined in the Merger Agreement) for the nine months ended September 30, 2008 exceeds $20,619,000, and (C) Stream’s revenue for the nine months ended September 30, 2008 exceeds $351,116,000 and (iv) an increase in the cash consideration in an amount equal to 75% of capital expenditures made by Stream during the period beginning July 1, 2008 and ending on the closing date of the merger, subject to specified exceptions, all as more fully described in the Merger Agreement. GBPO will assume the indebtedness of Stream under capital leases outstanding as of the closing and will be required to assume, replace or repay the other indebtedness of Stream outstanding as of the closing. 812,500 of the Merger Units and $6.7 million of the cash consideration will be placed in escrow, as more fully described in the Merger Agreement.

Closing

The merger is expected to be consummated in mid-2008, after the required approval by the stockholders of GBPO and the fulfillment of certain other conditions, as described herein and in the Merger Agreement.

Representations and Warranties

The Merger Agreement contains representations and warranties for each of GBPO, River and Stream relating to, among other things: (a) proper organization and similar corporate matters; (b) the authorization, performance and enforceability of the Merger Agreement; (c) the capital structure of each constituent company; (d) financial information and absence of undisclosed liabilities; (e) absence of certain developments; (f) title to assets; (g) contracts and commitments; (h) affiliate transactions; (i) litigation; (j) compliance with laws; (k) environmental matters; (l) proprietary rights; and (m) brokers.

Covenants

GBPO and Stream have each agreed to take such actions as are necessary, proper or advisable to consummate the merger. Stream has also agreed to continue to operate its business in the ordinary course prior to the closing. GBPO and Stream have also agreed not to take certain specified actions before the merger without the prior written consent of the other party.

The Merger Agreement also contains additional covenants of the parties, including the following:

•

GBPO Proxy Statement and Stockholders’ Meeting. GBPO has agreed to prepare and file a proxy statement with the SEC and any other filings required under the securities laws or any other federal, foreign or blue sky laws, and to call and hold a meeting of its stockholders for the purpose of seeking the approval of the merger by its stockholders as required by its certificate of incorporation. Stream has agreed to provide the required information with respect to its business in the proxy statement.

•

Waiver by Stream. Stream has agreed to waive its rights to make claims against the trust account established for the benefit of the holders of GBPO’s public shares for any monies that may be owed to it by GBPO for any reason whatsoever, including breach by GBPO of the Merger Agreement or its representations and warranties therein.

Conditions to Closing of the Merger

General Conditions

Consummation of the merger and the related transactions is conditioned on the GBPO stockholders, at a meeting called for these purposes, approving the Merger Agreement and the transactions contemplated thereby.

In addition, consummation of the transactions contemplated by the Merger Agreement is conditioned upon customary closing conditions in a transaction of this nature, including:

•	approval of the merger by the requisite vote of the holders of the shares issued by GBPO in its initial public offering;

•

holders of fewer than thirty percent (30%) of the shares issued by GBPO in its initial public offering outstanding as of the record date properly exercising their rights to convert their shares into a pro rata share of the trust account in accordance with GBPO’s certificate of incorporation;

•	the expiration of all applicable waiting periods under the Hart-Scott-Rodino Act without qualification from the Federal Trade Commission or the Department of Justice; and

•

no order, writ, injunction or decree being issued by any governmental authority preventing, restraining or prohibiting, in whole or in part, the consummation of the merger and the other transactions contemplated by the Merger Agreement.

GBPO’s Conditions to Closing

The obligations of GBPO to consummate the transactions contemplated by the Merger Agreement, in addition to the conditions described above, are conditioned upon each of the following, among other things:

•

the representations and warranties made by Stream in the Merger Agreement, as supplemented, under certain circumstances, by amendments to the Stream disclosure schedules, that are qualified by materiality or material adverse effect shall be true and correct in all respects as of the closing date of the merger and that are not qualified by materiality or material adverse effect shall be true and correct in all material respects;

•	there shall not have been a material adverse effect affecting Stream that has not been waived by GBPO;

•	the receipt by Stream of necessary consents and approvals by third parties; and

•

the Escrow Agreement shall have been executed and delivered by H.I.G. Call Center II, Inc. and Stream, and the Registration Rights and Lock-up Agreement shall have been executed and delivered by H.I.G. Call Center II, Inc. and Ms. Toni Portmann, the chief executive officer of Stream.

Stream’s Conditions to Closing

The obligations of Stream to consummate the transactions contemplated by the Merger Agreement, in addition to the conditions described above, are conditioned upon each of the following, among other things:

•

the representations and warranties made by GBPO in the Merger Agreement, as supplemented, under certain circumstances, by amendments to the GBPO disclosure schedules, that are qualified by materiality or material adverse effect shall be true and correct in all respects as of the closing date of the merger and that are not qualified by materiality or material adverse effect shall be true and correct in all material respects;

•	there shall not have been a material adverse effect affecting GBPO that has not been waived by Stream;

•	the Escrow Agreement shall have been executed and delivered by GBPO; and

•

the Registration Rights and Lock-up Agreement shall have been executed and delivered by GBPO and each of GBPO’s stockholders that are a party to the Registration Rights Agreement dated October 17, 2007 relating, among other things, to the shares of GBPO common stock issued prior to GBPO’s initial public offering.

Termination

The Merger Agreement may be terminated at any time, but not later than the closing as follows:

•	by mutual written consent of GBPO, Merger Sub and Stream;

•

by either GBPO or Stream, if a court, administrative agency or other governmental or regulatory authority shall have issued an award, decision, decree, injunction, judgment order or ruling in any case having the effect of preventing the consummation of the merger, which award, decision, decree, injunction, judgment, order or ruling is final and nonappealable;

•

by GBPO, if proposed revisions or amendments in the Stream disclosure schedules relating to Stream’s representations and warranties between the time of the signing of the Merger Agreement and the closing of the merger describe events or circumstances that have a material adverse effect on Stream’s business;

•

by Stream, if proposed revisions or amendments in the GBPO disclosure schedules relating to GBPO’s representations and warranties between the time of the signing of the Merger Agreement and the closing of the merger describe events or circumstances that have a material adverse effect on GBPO’s business;

•

by Stream, (i) if on the Closing Date there shall have been a material breach of any representation, warranty, covenant or agreement on the part of GBPO or the Merger Sub contained in the Merger Agreement, which breach or untrue representation or warranty (1) would, individually or in the aggregate with all other such breaches and untrue representations and warranties, give rise to the failure of a condition to the merger and (2) which is incapable of being cured prior to the Closing Date or is not cured within 30 days of Stream delivering written notice of the breach causing such material adverse effect; (ii) if the preliminary proxy statement relating to the merger shall not have been filed with the SEC by February 12, 2008 or the proxy statement relating to the merger shall not have been approved by the SEC by August 9, 2008, provided that if GBPO is otherwise ready, willing and able to file any proxy statement or any amendment thereto but is delayed in doing so solely by Stream’s failure to provide material information about itself that is required by the SEC to be included therein (but in the case of the initial filing of the preliminary proxy statement, limited only to Stream’s financial statements for the period ended September 30, 2007), then such dates shall be extended by three business days plus one business day for each business day that Stream has not provided such information; (iii) GBPO has not held its stockholders meeting to approve the merger or the closing of the merger has not occurred within 35 days following the approval of the proxy statement by the SEC; (iv) the GBPO Units are no longer listed on the American Stock Exchange or a comparable stock exchange or trade below $6.75 for 15 or more of any 20 consecutive business days and Stream terminates the Merger Agreement within 20 business days of the last day of such 20 consecutive business day period; (v) GBPO’s board of directors has withdrawn or changed its recommendation to its stockholders regarding the merger; or (vi) the Merger Agreement and the transactions contemplated thereby shall fail to be approved and adopted, at a meeting of stockholders, by the affirmative vote of the holders of a majority of the shares issued by GBPO in it is initial public offering under the GBPO certificate of incorporation or the holders of 30% or more of the shares issued by GBPO in its initial public offering entitled to vote on the merger elect to convert their shares into cash from the Trust Fund;

•

by Stream, if the merger shall not have been consummated on or before October 1, 2008; provided that, if GBPO is otherwise ready, willing and able to file an amendment to this proxy statement but is delayed in doing so solely by Stream’s failure (whether or not within Stream’s control) to provide material information about itself that is required by the SEC to be included in any amendment to the proxy statement, the date set forth in this paragraph shall be extended by three business days plus one business day for each business day that Stream has not provided such information; provided, further, that the right to terminate the Merger Agreement pursuant to this paragraph shall not be available if Stream’s action or failure to act has been the principal cause of or resulted in the failure of the merger to be consummated on or before such date;

•

by GBPO, (i) if on the Closing Date there shall have been a material breach of any representation, warranty, covenant or agreement on the part of Stream contained in the Merger Agreement, which breach or untrue representation or warranty (1) would, individually or in the aggregate with all other such breaches and untrue representations and warranties, give rise to the failure of a condition to the merger and (2) which is incapable of being cured prior to the Closing Date or is not cured within 30 days of Stream delivering written notice of the breach causing such material adverse effect; or (ii) the Merger Agreement and the transactions contemplated thereby shall fail to be approved and adopted by the affirmative vote of the holders of a majority of the shares issued by GBPO in its initial public offering under GBPO’s certificate of incorporation or the holders of 30% of more of the shares issued by GBPO in it is initial public offering entitled to vote on the merger elect to convert their shares into cash from the Trust Fund;

•

by GBPO, if the merger shall not have been consummated on or before December 31, 2008 and GBPO has paid a fee to Stream of $1,000,000; provided, that the right to terminate the Merger Agreement pursuant to this paragraph shall not be available if GBPO’s action or failure to act has been the principal cause of or resulted in the failure of the merger to be consummated on or before such date.

Termination Fee

Pursuant to the Merger Agreement, GBPO agreed to pay a fee to Stream in connection with a termination of the Merger Agreement under the following circumstances:

•

if Stream terminates the merger agreement due to any of the following reasons and Stream is not in material breach of the merger agreement and has not suffered a material adverse effect (or such material adverse effect has been waived by GBPO): (A) GBPO has not held its stockholders meeting to approve the merger or the closing of the merger has not occurred within 35 days following the approval of the proxy statement by the SEC; (B) GBPO’s board of directors has withdrawn or changed its recommendation to its stockholders regarding the merger; (C) the Merger Agreement and the transactions contemplated thereby shall fail to be approved and adopted by the affirmative vote of the holders of a majority of the shares issued by GBPO in its initial public offering or the holders of 30% or more of the shares issued by GBPO in its initial public offering entitled to vote on the merger elect to convert their shares into cash from the trust account established by GBPO at the time of its initial public offering; or (D) the merger shall not have been consummated on or before October 1, 2008 (subject to extension under specified circumstances), then GBPO shall pay Stream an aggregate fee of $3,500,000, consisting of (i) $1,000,000 within five days of such termination of the Merger Agreement and (ii) $2,500,000 upon the consummation of a business combination (other than a business combination with Stream) that would permit or cause the assets in GBPO’s trust account to be distributable to GBPO, if any; and

•

if GBPO terminates the merger agreement due to any of the following reasons: (A) the merger shall not have been consummated on or before December 31, 2008; or (B) the Merger Agreement and the transactions contemplated thereby shall fail to be approved and adopted by the affirmative vote of the holders of a majority of shares issued by GBPO in its initial public offering or the holders of 30% or more of the shares issued by GBPO in its initial public offering entitled to vote on the merger elect to convert their shares into cash from GBPO’s trust account, then GBPO shall pay Stream an aggregate fee of $3,500,000, consisting of (i) $1,000,000 within five days of the termination of the Merger Agreement under the circumstances described below, and (ii) $2,500,000 upon the consummation of a business combination (other than a business combination with Stream) that would permit or cause the assets in GBPO’s trust account to be distributable to GBPO, if any.

Survival

Other than the representations and warranties relating to environmental matters and taxes, which shall survive for their respective statutory period, and those claims relating to organization, authorization and capitalization, which shall survive indefinitely, all of the representations and warranties of the parties contained in the Merger Agreement shall survive the closing and continue in full force and effect until the end of the later of: (i) the date that GBPO’s independent auditor issues its opinion on GBPO’s financial statements for the fiscal year ending December 31, 2008; or (ii) the date which is twelve months following the closing, but in any event not later than eighteen months from the date of the Merger Agreement.

Indemnification of GBPO

The Merger Agreement provides that Stream will indemnify GBPO against all damages sustained by it or its subsidiaries for breaches by Stream of its representations and warranties and covenants and other specified matters. To provide a fund for payment to GBPO with respect to its rights to indemnification under the Merger Agreement, at the closing, there will be placed in escrow (with an independent escrow agent) 812,500 of the Merger Units and $6.7 million of the cash payable to the Stream stockholders and holders of vested options (the “Escrow Fund”). Except in the case of fraud, the Escrow Fund will be the sole remedy for GBPO for its rights to indemnification under the Merger Agreement. Claims for indemnification may be asserted against the Escrow Fund by GBPO once its damages exceed a $500,000 threshold (such threshold does not apply to specified claims) and will be reimbursable to the full extent of the damages, net of applicable reserves on Stream’s closing date balance sheet.

Indemnification of Stream

The Merger Agreement provides that GBPO will indemnify Stream against all damages sustained by it or its stockholders or optionholders for breaches by GBPO of its representations and warranties and covenants. No escrow will be provided to secure such indemnification obligations, which will be capped at the amount of the Escrow Fund and subject to the same threshold provisions and the same claim period requirements pertaining to GBPO’s right to be indemnified by Stream.

The Merger Agreement has been filed as an exhibit to this Current Report on Form 8-K to provide security holders with information regarding its terms. It is not intended to provide any factual information about GBPO or Stream. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of such agreement and as of the specific dates set forth therein, were solely for the benefit of the parties to the Merger Agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement, instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Security holders are not third party beneficiaries under the Merger Agreement, and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of GBPO or Stream. Moreover, information concerning the subject matter of the representation and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in GBPO’s public disclosures.

Lock-Up and Registration Right Agreement

Pursuant to the Merger Agreement, at the closing, each Stream stockholder and holder of vested options receiving Merger Units will enter into a Registration Rights and Lock-up Agreement with GBPO, which provides that, among other things, (i) approximately eight months after closing, GBPO will file a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), to effect the registration for public resale of the Merger Units and underlying shares of GBPO common stock issued in the transaction, and (ii) at any time following the filing of a registration statement pursuant to (i), subject to specified exceptions, the holders of a majority of the securities held by the parties to such Registration Rights and Lock-Up Agreement may make a written demand for registration under the Securities Act of all or some of such securities; and (iii) subject to specified exceptions, if at any time after eight months after the closing, any person proposes to file a registration statement under the Securities Act with respect to an offering of securities convertible into securities of GBPO, GBPO shall offer to the parties to the Registration Rights and Lock-up Agreement the right to include some or all of each such party’s securities in such registration statement.

The Registration Rights and Lock-up Agreement further provides that, except with GBPO’s consent, subject to specified exceptions, each Stream stockholder will not offer to sell, contract to sell, or otherwise sell, loan, pledge, grant any rights with respect to, or otherwise dispose of any of the Merger Units or securities underlying the Merger Units received by such stockholder for a period of nine months following the closing.

Item 3.02. Unregistered Sales of Equity Securities.

As more fully described above, at the closing of the transactions contemplated by the Merger Agreement, GBPO will issue the Merger Units to Stream's stockholders and holders of vested options. Such units, each consisting of a share of GBPO’s common stock and a warrant to purchase a share of GBPO’s common stock at a purchase price of $6.00 per share, are intended to be issued pursuant to the “private placement” exemption from registration under Section 4(2) of the Securities Act and/or Regulation D promulgated under the Securities Act.

The information contained in Item 1.01 of this report is incorporated by reference herein.

This report is neither an offer to sell nor a solicitation of offers to purchase securities of GBPO. The issuance of units by GBPO in connection with this transaction will not be registered under the Securities Act and the shares may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits:

The following document is included as an exhibit to this report:

2.1	Agreement and Plan of Merger, dated as of January 27, 2008, among Global BPO Services Corp., River Acquisition Subsidiary Corp. and Stream Holdings Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 31, 2008

GLOBAL BPO SERVICES CORP.

By:	/s/ R. Scott Murray
Name:	R. Scott Murray
Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of January 27, 2008, among Global BPO Services Corp., River Acquisition Subsidiary Corp. and Stream Holdings Corporation